EXHIBIT 15.1

Deloitte & Touche S.p.A.
Via Tortona, 25
20144 Milano
Italia

Tel: +39 02 83322111
Fax: +39 02 83322112
www.deloitte.it

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO LUXOTTICA GROUP S.p.A.

We consent to the incorporation by reference in Registration Statements Nos. 333-147724, 333-14006 and 333-9546 on Form S-8 of our reports dated April 21, 2010, relating to the consolidated financial statements and financial statement schedule of Luxottica Group S.p.A. (which report expresses an unqualified opinion and includes an explanatory paragraph for the change in measurement date related to the accounting for pension and postretirement plans effective December 31, 2008 and for noncontrolling interests effective January 1, 2009), and the effectiveness of Luxottica Group S.p.A.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Luxottica Group S.p.A. for the year ended December 31, 2009.

Milan, Italy

April 26, 2010

Ancona Bari Bergamo Bologna Brescia Cagliari Firenze Genova Milano Napoli Padova Parma Perugia
Roma Torino Treviso Verona

Sede legale: Via Tortona, 25 - 20144 Milano

Capital Sociale Euro 10.328.220.00 i.v.

Partita IVA/Codice Fiscale/Registro delle Imprese Milano n. 03049560166 - R.E.A. Milano n. 1720239

Member of Deloitte Touche Tohmatsu